The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion: Dated March 22, 2016

As filed with the Securities and Exchange Commission on March 22, 2016

Registration No. [            ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUINOX FRONTIER FUNDS

(a Delaware Statutory Trust)

EQUINOX FRONTIER DIVERSIFIED FUND; EQUINOX FRONTIER MASTERS FUND;

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND

(Exact Name of Registrant as Specified in its Charter)

Delaware	6799	38-6815533
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Equinox Fund Management, LLC 1775 Sherman Street, Suite 2010 Denver, Colorado 80203 (303) 837-0600 (Address and telephone number of registrant’s principal executive offices)

Robert J. Enck, President & Chief Executive Officer

Equinox Fund Management, LLC

1775 Sherman Street, Suite 2010

Denver, Colorado 80203

(303) 837-0600

(Name, address and telephone number of agent for service)

Copies to:

Matthew K. Kerfoot, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036 (212) 641-5694

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Series of Securities to be Registered	Maximum Aggregate Number of Securities to be Offered(1)	Proposed Maximum Aggregate Offering(2)	Amount of Registration Fee(3)
Equinox Frontier Diversified Fund-1	[●]	$[●]	$[●]
Equinox Frontier Diversified Fund-2	[●]	$[●]	$[●]
Equinox Frontier Diversified Fund-3(3)	[●]	$[●]	$[●]
Equinox Frontier Long/Short Commodity Fund-1a	[●]	$[●]	$[●]
Equinox Frontier Long/Short Commodity Fund-2a	[●]	$[●]	$[●]
Equinox Frontier Long/Short Commodity Fund-3a(3)	[●]	$[●]	$[●]
Equinox Frontier Masters Fund-1	[●]	$[●]	$[●]
Equinox Frontier Masters Fund-2	[●]	$[●]	$[●]
Equinox Frontier Masters Fund-3(3)	[●]	$[●]	$[●]
Total Units of Beneficial Interest	[●]	$[●]	$[●]

(1)

Class 1 and class 2 units of a particular series that reach the service fee limit will be classified as class 3 units of such series at such time for administrative purposes, and class 1a and class 2a units of a particular series that reach the service fee limit will be classified as class 3a units of such series at such time for administrative purposes, as described in the prospectus. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit.

(2)

Except as otherwise described below, the proposed maximum aggregate offering for the class 1 units, class 1a units, class 2 units and class 2a units of each series to be registered has been calculated assuming that all units are sold at the net asset value per unit of such series as of [●], 2016.

N/A is entered in the table for the proposed maximum aggregate offering for certain class 3 units and class 3a units for which no registration fee is payable because they are issuable only in exchange for other units being registered at the same time.

(3)

Upon the filing of this Registration Statement, the Registrant carries forward and registers, pursuant to Rule 415(a)(6), [●] of previously registered but unsold limited partnership units, from the Registrant’s previous Registration Statement on Form S-1 (File No. 333-185695). No new units are being registered pursuant to this Registration Statement.

No registration fee is payable for the class 3 units of each of Equinox Frontier Diversified Fund or Equinox Frontier Masters Fund, and for the class 3a units of Equinox Frontier Long/Short Commodity Fund, in reliance upon Rule 457(i) under the Securities Act, because such class 3 units, and class 3a units, will be issued only in exchange for class 1 units and class 2 units, and class 1a units and class 2a units, of such series which were registered at the same time.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Commission under the Securities Act, the form of prospectus herein also relates to units registered under the registrant’s Registration Statement on Form S-1 (Reg. No. [●]) declared effective on [●] and the registrant’s Registration Statement on Form S-1 (Reg. No. [●]) declared effective on [●].

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EQUINOX FRONTIER FUNDS

CROSS REFERENCE SHEET

Item No.	Registration Item	Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Facing Page; Front Cover Pages.
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Table of Contents; Outside Back Cover Page.
3.	Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; The Managing Owner.
4.	Use of Proceeds	Segregated Accounts.
5.	Determination of Offering Price	Plan of Distribution.
6.	Dilution	Not Applicable.
7.	Selling Security Holders	Not Applicable.
8.	Plan of Distribution	Plan of Distribution.
9.	Description of Securities to be Registered	Summary of Agreements; Trust Agreement.
10.	Interests of Named Experts and Counsel	Not Applicable.
11.	Information with Respect to the Registrant
	(a) Description of Business	Summary.
	(b) Description of Property	Incorporated by Reference.
	(c) Legal Proceedings	The Managing Owner.
	(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Risk Factors.
	(e) Financial Statements	Incorporated by Reference.
	(f) Selected Financial Data	Incorporated by Reference.
	(g) Supplementary Financial Information	Incorporated by Reference.
	(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	Incorporated by Reference.
	(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable.
	(j) Quantitative and Qualitative Disclosures About Market Risk	Incorporated by Reference.
	(k) Directors and Executive Officers	The Managing Owner.
	(l) Executive Compensation	Summary; Actual and Potential Conflicts of Interest; Fiduciary Responsibility; Risk Factors; The Managing Owner.
	(m) Security Ownership of Certain Beneficial Owners and Management	The Managing Owner.
	(n) Transactions with Related Person, Promoters and Certain Control Persons and Director Independence	Summary; Actual and Potential Conflicts of Interest; Fiduciary Responsibility; Risk Factors; Summary of Agreements – Advisory Agreements; The Managing Owner.
11A.	Material Changes	Not Applicable.
12.	Incorporation of Certain Information by Reference	Summary.
12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Not Applicable.

EQUINOX FRONTIER FUNDS

The date of this Part II is [            ], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the offering are as follows:

Description	Amount
Securities and Exchange Commission filing fee		N/A
FINRA filing fee		N/A
Printing	$	[•]
Legal fees and expenses	$	[•]
Accounting fees	$	[•]
Blue Sky registration fees and expenses	$	[•]
Total	$	[•]	(1)
(1)	The expenses to be incurred in connection with the offering have been estimated based on the actual expenses incurred in the offering during the 2015 fiscal year.

The managing owner is responsible for the payment of all of the ordinary expenses associated with the offering of each series of units (including those set forth in the table above), except for the initial service fee, if any, and no series will be required to reimburse these expenses.

Item 14. Indemnification of Directors and Officers.

Reference is made to Section 4.6 of Article IV at page 18 of the Registrant’s Amended and Restated Declaration of Trust and Trust Agreement dated April 21, 2009, annexed to the prospectus as Exhibit A, which provides for indemnification of the managing owner and affiliates of the managing owner under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

The following table provides information regarding the sale of unregistered units by the registrant within the past three years. The number of units listed below for each transaction is the aggregate number of units in the particular series of the trust purchased in such transaction. The consideration listed below for each transaction is, except as otherwise noted, the aggregate amount of cash paid for the units purchased. For each transaction reported below, the price per unit was the net asset value per unit at the time of the transaction and the managing owner of the trust was the purchaser of the units. No underwriting discount or sales commission was paid or received with respect to any of the transactions reported below. The registrant claims an exemption from registration for each of the transactions listed below under Section 4(2) of the Securities Act as a sale by an issuer not involving a public offering.

Series	Date	Units	Consideration
Equinox Frontier Diversified Fund-2	[•]	[•]	[•]
Equinox Frontier Masters Fund-2	[•]	[•]	[•]
Equinox Frontier Long/Short Commodity Fund-2a	[•]	[•]	[•]
Equinox Frontier Balanced Fund-2	[•]	[•]	[•]
Managed Futures Index Series-2	[•]	[•]	[•]

*	Each of the transactions identified by an asterisk involved an exchange of units of one series for units of another series. In each such exchange, the number of Units exchanged was based upon the then-current net asset value per unit of the applicable series.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Form of Selling Agent Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents******

1.2	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents**

1.3	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.4	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.5	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.6	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.7	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.8	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents*****

1.9	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents*****

1.10	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents******

4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)

4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)

4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)

4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)

4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)

4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)

4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)

5.1	Opinion of Dechert LLP as to legality

5.2	Opinion of Richards, Layton & Finger as to legality and inter-Series liability

8.1	Opinion of [●] as to income tax matters

10.1	Form of Amended and Restated Escrow Agreement among the Registrant, Equinox Fund Management, LLC, Bornhoft Group Securities Corporation and the U.S. Bank National Association, Denver Colorado*****

10.2	Form of Brokerage Agreement between each Trading Company and UBS Securities, LLC*

10.21	Form of Brokerage Agreement between each Trading Company and Banc of America Futures Incorporated*

10.22	Form of Brokerage Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London**

10.23	Form of Brokerage Agreement between each Trading Company and Man Financial Inc.***

10.24	Form of Amendment Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London***

10.25	Form of Brokerage Agreement between each Trading Company and Fimat USA, LLC+

10.26	Form of Guaranty made by Equinox Frontier Funds, in favor of UBS Securities, LLC+++

10.3	Form of Advisory Agreement among the Registrant, the Trading Company, Equinox Fund Management, LLC, and each Trading Advisor******

10.31	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Long Only Commodity Series of the Registrant***

10.32	Form of License Agreement among Jefferies Financial Products, LLC, Reuters America LLC, the Registrant and Equinox Fund Management, LLC***

10.33	Form of License Agreement among Jefferies Financial Products, the Registrant and Equinox Fund Management, LLC***

10.34	Form of Guaranty made by Jefferies Group, Inc. in favor of Frontier Trading Company VIII, LLC***

10.35	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Currency Series of the Registrant***

10.36	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Managed Futures Index Series of the Registrant***

10.37	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Equinox Frontier Balanced Fund of the Registrant++

10.38	Form of Advisory Agreement between the Trading Company and certain Trading Advisors*****

10.4	Form of Cash Management Agreement between Equinox Fund Management, LLC and Merrill Lynch**

10.41	Form of Cash Management Agreement between Equinox Fund Management, LLC and STW Fixed Income Management Ltd.***

10.5	Form of single-member limited liability company operating agreement governing each Trading Company***

10.51	Form of amended and restated limited liability company operating agreement+++

10.52	Form of third amended and restated limited liability company operating agreement*****

23.1	The consent of [●] is included as part of the Registration Statement

23.2	The consent of [●] is included as part of the Registration Statement

*	Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-108397 and incorporated by reference herein.

**	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-119596 and incorporated by reference herein.

***	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first post-effective amendment to Registration Statement No. 333-129701 and incorporated by reference herein.

****	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first, second or fifth post-effective amendment to Registration Statement No. 333-140240 and incorporated by reference herein.

*****	Previously filed as like-numbered exhibit to the initial filing or the first post-effective amendment to Registration Statement No. 333-155800 and incorporated by reference herein.

******	Previously filed as like-numbered exhibit to the initial filing to Registration Statement No. 333-164629 and incorporated by reference herein.

*******	Previously filed as like-numbered exhibit to the initial filing or the first post-effective amendment to Registration Statement No. 333-164629 and incorporated by reference herein.

+	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2007.

++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended June 30, 2008.

+++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2009.

(b) The financial statements of the registrant are incorporated by reference from the registrant’s Annual Report on Form 10-K, filed with the SEC on March [•], 2016.

Item 17. Undertakings.

Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (d) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use; and (e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the managing owner of registrant, including its directors, officers and controlling persons, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against registrant by the managing owner under the trust agreement or otherwise, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day of March, 2016.

EQUINOX FRONTIER FUNDS
By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	March 22, 2016

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	March 22, 2016

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Principal Financial Officer and Principal Accounting Officer	March 22, 2016

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	March 22, 2016

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day of March, 2016.

EQUINOX FRONTIER DIVERSIFIED FUND, a series of Equinox Frontier Funds

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	March 22, 2016

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	March 22, 2016

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Principal Financial Officer and Principal Accounting Officer	March 22, 2016

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	March 22, 2016

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day of March, 2016.

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND, a series of Equinox Frontier Funds

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	March 22, 2016

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	March 22, 2016

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Principal Financial Officer and Principal Accounting Officer	March 22, 2016

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	March 22, 2016

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 22nd day of March, 2016.

EQUINOX FRONTIER MASTERS FUND, a series of Equinox Frontier Funds

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	March 22, 2016

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	March 22, 2016

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Principal Financial Officer and Principal Accounting Officer	March 22, 2016

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	March 22, 2016

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)